EXHIBIT 99.1

NEWS RELEASE

Contact:	Deric Eubanks	Jordan Jennings	Joe Calabrese
	Chief Financial Officer	Investor Relations	Financial Relations Board
	(972) 490-9600	(972) 778-9487	(212) 827-3772

ASHFORD RECEIVES LETTER OF NON-COMPLIANCE
FROM NYSE AMERICAN

DALLAS, August 27, 2020 - Ashford Inc. (NYSE American: AINC) (“Ashford” or the “Company”) today announced that it received a letter from the NYSE American LLC (the “NYSE American”) dated August 26, 2020, notifying that the Company is no longer in compliance with NYSE American continued listing standards. Specifically, the letter states that the Company is not in compliance with the continued listing standards set forth in Sections 1003(a)(i) and (ii) of the NYSE American Company Guide (the “Company Guide”). Section 1003(a)(i) requires a listed company to have stockholders’ equity of $2 million or more if the listed company has reported losses from continuing operations and/or net losses in two of its three most recent fiscal years. Section 1003(a)(ii) requires a listed company to have stockholders’ equity of $4 million or more if the listed company has reported losses from continuing operations and/or net losses in three of its four most recent fiscal years. The Company reported a stockholders’ deficit of $159.1 million as of June 30, 2020, and has had losses from continuing operations and/or net losses in each of its five most recent fiscal years, except for the fiscal year ended December 31, 2018.
However, Section 1003(a) states that the NYSE American will not normally consider suspending dealings in, or removing from the list, the securities of a listed company which is below standards (i) and (ii) of Section 1003(a) if the listed company is in compliance with the following two standards: (1) total value of market capitalization of at least $50 million; or total assets and revenue of $50 million each in its last fiscal year, or in two of its last three fiscal years; and (2) the listed company has at least 1.1 million shares publicly held, a market value of publicly held shares of at least $15 million and 400 round lot shareholders. As of August 26, 2020, the Company was in compliance with the first standard because it had total assets and total revenue of at least $50 million in its last fiscal year and was in compliance with the second standard, except that the current market value of publicly held shares was below $15 million.
The Company must submit a plan of compliance (the “Plan”) by September 25, 2020 addressing how it intends to regain compliance with Sections 1003(a)(i) and (ii) of the Company Guide by February 26, 2022, or sooner if the NYSE American determines that the nature and circumstances of the Company’s continued listing status warrant a shorter period of time. The Company intends to fully comply with the NYSE American’s requests and will submit its Plan accordingly.
The Company’s stock will continue to be listed on the NYSE American while the Company evaluates its various alternatives. The Company’s receipt of such notification from the NYSE American does not affect the Company’s business, operations or reporting requirements with the U.S. Securities and Exchange Commission.
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Ashford provides global asset management, investment management and related services to the real estate and hospitality sectors.

Follow Chairman and CEO Monty Bennett on Twitter at www.twitter.com/MBennettAshford or @MBennettAshford.

Ashford has created an Ashford App for the hospitality REIT investor community. The Ashford App is available for free download at Apple’s App Store and the Google Play Store by searching “Ashford.”

Forward-Looking Statements

Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the federal securities regulations. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford Inc.’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: the impact of COVID-19 on our business and investment strategy; the ability for each of Ashford Hospitality Trust, Inc. and Braemar Hotels & Resorts Inc., two of the Company's key clients, to continue as a going concern; the timing and outcome of the Securities and Exchange Commission’s investigation; anticipated or expected purchases or sales of assets; our projected operating results; completion of any pending transactions; our ability to restructure our current or obtain future financing arrangements; our understanding of our competition; market trends; projected capital expenditures; and the impact of technology on our operations and business. Such forward-looking statements are based on our beliefs, assumptions, and expectations of our future performance taking into account all information currently known to us. These beliefs, assumptions, and expectations can change as a result of many potential events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity, results of operations, plans, and other objectives may vary materially from those expressed in our forward-looking statements. You should carefully consider this risk when you make an investment decision concerning our securities. These and other risk factors are more fully discussed in Ashford Inc.’s filings with the Securities and Exchange Commission.

The forward-looking statements included in this press release are only made as of the date of this press release. The Company can give no assurance that these forward-looking statements will be attained or that any deviation will not occur. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.